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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                        CAPSTAR BROADCASTING CORPORATION
           (Exact name of registrant as specified in its charter)


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
              DELAWARE                                    74-2833106
(State of incorporation or organization)    (I.R.S. Employer Identification Number)

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    600 CONGRESS AVENUE, SUITE 1400
             AUSTIN, TEXAS                                  78701
(Address of principal executive offices)                  (Zip Code)




      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


  Title of each class                           Name of each exchange on which
  to be so registered                           each class it so be registered
  -------------------                           ------------------------------
CLASS A COMMON STOCK, PAR                         NEW YORK STOCK EXCHANGE
  VALUE $0.01 PER SHARE



         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instructions A.(c), check the following box. [x]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.               [ ]

 SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                   333-48819

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered

         For information with respect to Capstar Broadcasting Corporation's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), the Class B common stock, par value $0.01 per share, and the Class C common stock, par value $0.01 per share, see the information under the caption "Description of Capital Stock" contained in the prospectus to be filed by Capstar Broadcasting Corporation (the "Company") pursuant to Rule 424(b) and deemed a part of the Company's Registration Statement on Form S-1 (the "Registration Statement"). The prospectus is deemed to be incorporated herein by reference. The Company has filed an application with respect to the Class A Common Stock with, and delivered copies of the Registration Statement to, the New York Stock Exchange.

Item 2.  Exhibits

         The required exhibits need not be filed because the Class A Common Stock will be registered on the New York Stock Exchange, on which no other securities of the Company are registered.





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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CAPSTAR BROADCASTING CORPORATION



Date:    May 11, 1998              By: /s/ R. STEVEN HICKS
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                                           R. Steven Hicks
                                           Chief Executive Officer and President





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